Exhibit 99.1

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Keith R. Martorana

Attorneys for the Motors Liquidation Company GUC Trust

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x

:
In re	:	Chapter 11 Case No.
:
MOTORS LIQUIDATION COMPANY, et al.,	:	09-50026 (REG)
f/k/a General Motors Corp., et al.	:
	:	(Jointly Administered)
Debtors.	:
x

MOTORS LIQUIDATION COMPANY GUC TRUST

QUARTERLY SECTION 6.2(C) REPORT AND

BUDGET VARIANCE REPORT AS OF SEPTEMBER 30, 2013

The Motors Liquidation Company GUC Trust (the “GUC Trust”), by its undersigned counsel, pursuant to the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated June 11, 2012 and between the parties thereto (as amended, the “GUC Trust Agreement”) and in accordance with Paragraph 31 of the order of this Court dated March 29, 2011 confirming the Debtors’ Second Amended Joint Chapter 11 Plan of liquidation dated March 18, 2011 of Motors Liquidation Company and its affiliated post-effective date debtors (the “Confirmation Order”), hereby files the following for the most recently ended fiscal quarter of the GUC Trust.

Reporting required under Section 6.2(c)(i) of the GUC Trust Agreement is annexed hereto as Exhibit A (the “6.2(c) Report”).

The quarterly variance report as described in the third sentence of Section 6.4 of the GUC Trust Agreement for the fiscal quarter ended September 30, 2013, in accordance with the Order Authorizing the GUC Trust Administrator to Liquidate New GM Securities for the Purpose of Funding Fees, Costs and Expenses of the GUC Trust and the Avoidance Action Trust, dated March 8, 2012, is annexed hereto as Exhibit B (the “Budget Variance Report”).

The 6.2(c) Report is not intended to constitute, and should not be construed as, investment advice. The 6.2(c) Report has been provided to comply with the GUC Trust Agreement and the Confirmation Order and for informational purposes only and may not be relied upon to evaluate the merits of investing in any securities or interests referred to herein.

The GUC Trust has no officers, directors or employees. The GUC Trust and Wilmington Trust Company, solely in its capacity as trustee and trust administrator (the “GUC Trust Administrator”), rely solely on receiving accurate information, reports and other representations from GUC Trust professionals and other service providers to the GUC Trust. In submitting the 6.2(c) Report, the Budget Variance Report and executing any related documentation on behalf of the GUC Trust, the GUC Trust Administrator has relied upon the accuracy of such reports, information and representations.

Dated:	New York, New York
November 7, 2013

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams
Keith R. Martorana
200 Park Avenue
New York, NY 10166-0193
(212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust

EXHIBIT A

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

		Per section 6.2 (c)(i)								Supplemental
		As of Effective Date	As of March 31, 2012	As of June 30, 2012	As of September 30, 2012	As of March 31, 2013	As of June 30, 2013	As of September 30, 2013 (1)	Cumulative as of September 30, 2013	In respect of October 2013 Distribution	Cumulative total including amounts in respect of October 2013 Distribution	Notes
A.	Number of Units Outstanding	0	29,923,831	30,036,943	30,158,595	30,198,435	30,227,314	30,282,801	30,282,801	10,575	30,293,376	(2)

B.	GUC Trust Distributable Assets											(3)
	GUC Trust Common Stock Assets	150,000,000	29,514,625	26,790,000	23,598,847	22,008,739	20,334,066	19,534,609	19,534,609	(42,122)	19,833,683
	GUC Trust Warrant Assets “A”	136,363,635	26,831,449	24,354,500	21,453,356	20,007,804	18,485,406	17,758,626	17,758,626	(38,293)	18,030,506
	GUC Trust Warrant Assets “B”	136,363,635	26,831,449	24,354,500	21,453,356	20,007,804	18,485,406	17,758,626	17,758,626	(38,293)	18,030,506
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0			$0	$0	$0
	other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	$0	$0	$0	$0	$0			$0	$0	$0

C.	Claims Summary											(4)
	Total Allowed Amount (i.e., all currently Allowed General Unsecured Claims as of date specified)	$29,770,812,132	$30,036,882,240	$30,158,532,126	$30,187,736,114	$30,227,243,878	$30,282,730,294	$30,293,305,294	$30,293,305,294
	Maximum Amount of all Disputed General Unsecured Claims (in the aggregate)	$8,153,859,851	$5,205,266,370	$4,322,530,278	$4,060,584,373	$3,604,871,048	$3,404,165,625	$3,191,392,334	$3,191,392,334
	Maximum Amount of all Unresolved Term Loan Avoidance Action Claims (in the aggregate)	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000
	Maximum Amount of all Unresolved Other Avoidance Action Claims (in the aggregate)	$0	$0	$0	$0	$0	$0	$0	$0
	Aggregate Maximum Amount (i.e., Maximum Amount of all Disputed General Unsecured Claims, Term Loan Avoidance Action Claims and Unresolved Other Avoidance Action Claims)	$9,653,859,851	$6,705,266,370	$5,822,530,278	$5,560,584,373	$5,104,871,048	$4,904,165,625	$4,691,392,334	$4,691,392,334
	Current Total Amount	$39,424,671,983	$36,742,148,610	$35,981,062,403	$35,748,320,487	$35,332,114,926	$35,186,895,919	$34,984,697,628	$34,984,697,628

D.	Holdback											(5)
	Protective Holdback - GUC Common Stock Assets	0	0	0	0	0	0	0	0
	Additional Holdback - GUC Common Stock Assets	0	422,363	881,808	851,325	440,638	223,514	467,194	467,194
	Reporting and Transfer Holdback - GUC Common Stock Assets	95,060	135,005	312,998	379,415	300,150	141,883	414,293	414,293
	Taxes on Distribution Holdback - GUC Common Stock Assets	0	2,131,159	4,200,465	4,432,128	7,351,443	8,305,096	7,447,810	7,447,810
	Avoidance Action Trust Holdback - GUC Common Stock Assets	0	0	0	0	0	0	0	0
	Avoidance Action Trust Tax Liability Holdback - GUC Common Stock Assets	0							0
	Protective Holdback - GUC Trust Warrant Assets “A”	0	0	0	0	0	0	0	0
	Additional Holdback - GUC Trust Warrant Assets “A”	0	383,966	801,644	773,932	400,551	203,165	424,697	424,697
	Reporting and Transfer Holdback - GUC Trust Warrant Assets “A”	86,414	122,732	284,543	344,923	272,864	128,985	376,630	376,630
	Taxes on Distribution Holdback - GUC Trust Warrant Assets “A”	0	1,937,418	3,818,605	4,029,207	6,683,130	7,550,087	6,770,737	6,770,737
	Avoidance Action Trust Holdback - GUC Trust Warrant Assets “A”	0	0	0	0	0	0	0	0
	Avoidance Action Trust Tax Liability Holdback - GUC Trust Warrant Assets “A”	0							0
	Protective Holdback - GUC Trust Warrant Assets “B”	0	0	0	0	0	0	0	0
	Additional Holdback - GUC Trust Warrant Assets “B”	0	383,966	801,644	773,932	400,551	203,165	424,697	424,697
	Reporting and Transfer Holdback - GUC Trust Warrant Assets “B”	86,414	122,732	284,543	344,923	272,864	128,985	376,630	376,630
	Taxes on Distribution Holdback - GUC Trust Warrant Assets “B”	0	1,937,418	3,818,605	4,029,207	6,683,130	7,550,087	6,770,737	6,770,737
	Avoidance Action Trust Holdback - GUC Trust Warrant Assets “B”	0	0	0	0	0	0	0	0
	Avoidance Action Trust Tax Liability Holdback - GUC Trust Warrant Assets “B”	0							0

E.	Claim Disposition											(4)
	Resolved Allowed General Unsecured Claims allowed	Not applicable	$113,113,780	$121,649,886	$29,203,989	$28,878,731	$55,486,416	$10,575,000	$521,189,477
	Disputed General Unsecured Claims disallowed	Not applicable	$340,999,227	$761,086,207	$232,741,916	$125,502,631	$145,219,007	$202,198,291	$4,441,278,040
	Unresolved Term Loan Avoidance Action Claims resolved in favor of the respective defendants	Not applicable	$0	$0	$0	$0	$0	$0	$0
	Other Avoidance Action Claims, resolved in favor of the respective defendants	Not applicable	$0	$0	$0	$0	$0	$0	$0

F.	Distributions in respect of Resolved Allowed General Unsecured Claims of -											(6)
	GUC Common Stock Assets	0	188,180	450,555	484,553	42,151	115,029	221,014	115,218,392	42,122	115,260,370
	GUC Trust Warrant Assets “A”	0	171,074	409,612	440,510	38,325	104,570	200,924	104,744,047	38,293	104,782,298
	GUC Trust Warrant Assets “B”	0	171,074	409,612	440,510	38,325	104,570	200,924	104,744,047	38,293	104,782,298
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

A-1

		Per section 6.2 (c)(i)								Supplemental
		As of Effective Date	As of March 31, 2012	As of June 30, 2012	As of September 30, 2012	As of March 31, 2013	As of June 30, 2013	As of September 30, 2013 (1)	Cumulative as of September 30, 2013	In respect of October 2013 Distribution	Cumulative total including amounts in respect of October 2013 Distribution	Notes
G.	Distributions in respect of Units of -											(7)
	GUC Common Stock Assets	0	0	0	0	0	0	0	5,404,819	-	5,404,819
	GUC Trust Warrant Assets “A”	0	0	0	0	0	0	0	4,913,469	-	4,913,469
	GUC Trust Warrant Assets “B”	0	0	0	0	0	0	0	4,913,469	-	4,913,469
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

H.	Excess GUC Trust Distributable Assets reserved for distribution to holders of Units of -											(7)
	GUC Common Stock Assets	0	0	0	0	0	0	0	0	992,841
	GUC Trust Warrant Assets “A”	0	0	0	0	0	0	0	0	902,579
	GUC Trust Warrant Assets “B”	0	0	0	0	0	0	0	0	902,579
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	$0	$0	$0	$0	$0	$0	$0	$0	$0

I.	Additional Shares received (whether held by MLC or the GUC Trust)	0	0	0	0	0	0	0	0

Memo	Supplemental Information - In respect of distributions to newly Resolved Allowed General Unsecured Claims at next quarterly distribution
	Number of Units to Resolved Allowed General Unsecured Claims									10,575
	Distributions in respect of Resolved Allowed General Unsecured Claims of -
	GUC Common Stock Assets									42,122
	GUC Trust Warrant Assets “A”									38,293
	GUC Trust Warrant Assets “B”									38,293

	Excess GUC Trust Distributable Assets
	GUC Common Stock Assets									0
	GUC Trust Warrant Assets “A”									0
	GUC Trust Warrant Assets “B”									0

Memo	Supplemental Information - Claims Summary											(8)
	Total filed claims			$214,872,225,885	$214,872,671,272	$214,874,842,925	$214,874,842,925	$214,876,321,549
	Total scheduled only, liquidated claims			$3,771,756,210	$3,771,756,210	$3,771,756,210	$3,771,756,210	$3,771,299,409
	Total filed and scheduled claims			$218,643,982,096	$218,644,427,482	$218,646,599,135	$218,646,599,135	$218,647,620,958

	Claims as currently ordered			$34,481,062,403	$34,248,320,487	$33,832,114,926	$33,686,895,919	$33,484,697,628
	Term Loan Avoidance Action			$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000
	Current Total Amount			$35,981,062,403	$35,748,320,487	$35,332,114,926	$35,186,895,919	$34,984,697,628

	Claims summary by category (as currently ordered)
	Accounts Payable and Executory Contracts			$934,271,316	$897,031,148	$879,676,117	$924,218,307	$857,210,700
	Asbestos			$625,000,000	$625,000,000	$625,000,000	$625,000,000	$625,000,000
	Debt			$30,354,703,374	$30,354,712,641	$30,325,009,987	$30,325,392,487	$30,325,391,246
	Employee			$1,025,913,492	$1,019,022,149	$1,009,029,798	$1,004,339,274	$1,004,339,274
	Environmental			$463,504,647	$412,709,582	$302,819,740	$239,537,417	$239,537,417
	Litigation			$836,881,949	$699,057,342	$452,931,709	$396,054,310	$379,338,310
	Workers Compensation			$27,226,844	$27,226,844	$24,025,844	$3,732,393	$3,732,393
	Other			$213,560,782	$213,560,782	$213,621,732	$168,621,732	$50,148,289

	Claims summary by category (allowed amounts)
	Accounts Payable and Executory Contracts			$786,400,749	$793,788,877	$802,549,338	$847,091,528	$857,091,528
	Asbestos			$625,000,000	$625,000,000	$625,000,000	$625,000,000	$625,000,000
	Debt			$27,267,274,794	$27,267,284,061	$27,267,289,061	$27,267,289,061	$27,267,289,061
	Employee			$1,000,020,000	$1,000,662,785	$1,002,839,274	$1,004,339,274	$1,004,339,274
	Environmental			$227,626,632	$236,626,632	$235,219,740	$239,537,417	$239,537,417
	Litigation			$252,173,610	$264,337,419	$294,172,333	$295,592,333	$296,167,333
	Workers Compensation			$844	$844	$25,844	$3,732,393	$3,732,393
	Other			$35,497	$35,497	$148,289	$148,289	$148,289

A-2

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

September 30, 2013

(1)	The Initial Distribution Date took place on or about April 21, 2011 (with a secondary distribution on or about May 26, 2011 to certain holders of allowed claims as of the Initial Distribution Date who did not receive the April 21, 2011 distribution). The second quarter distribution took place on or about July 28, 2011. The third quarter distribution took place on or about October 28, 2011. The Section 2.3(a) Distribution, as defined below, took place on or about January 13, 2012. As described further below, the GUC Trust was not required to make, and did not make, a fourth quarter distribution. The fifth quarter distribution took place on or about April 27, 2012. The sixth quarter distribution took place on or about August 3, 2012. The seventh quarter distribution took place on or about November 5, 2012. The eighth quarter distribution took place on or about February 8, 2013. The ninth quarter distribution took place on or about May 10, 2013. The tenth quarter distribution took place on or about August 9, 2013. As described further below, the eleventh quarter distribution took place on or about October 31, 2013.

Pursuant to Section 2.3(a) of the GUC Trust Agreement, the GUC Trust was required to distribute, within thirty (30) days of the “GUC Trust Funding Date,” as such term is defined in the GUC Trust Agreement, any New GM Securities that would have been distributed on the next quarterly distribution date to holders of Resolved Allowed General Unsecured Claims and holders of Units as of the GUC Trust Funding Date (the “Section 2.3(a) Distribution”). The GUC Trust Funding Date was December 15, 2011 and, as such, the record date for the Section 2.3(a) Distribution was December 15, 2011. The Section 2.3(a) Distribution took place on or about January 13, 2012, and consisted solely of a distribution to holders of such Resolved Allowed General Unsecured Claims, and holders of Allowed General Unsecured Claims who previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such informational requirements for the Section 2.3(a) Distribution. Because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units was made in connection with the Section 2.3(a) Distribution.

The fourth quarter distribution was scheduled to take place on or as promptly as practicable following January 1, 2012, based upon the GUC Trust’s books and records as of December 31, 2011. However, as no Disputed General Unsecured Claims were allowed between the GUC Trust Funding Date and the December 31, 2011 record date for the fourth quarter distribution, no distribution was required to be made to holders of Resolved Allowed General Unsecured Claims. In addition, as the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units was required. As such, no quarterly distribution (other than the Section 2.3(a) Distribution referenced herein) was made during January 2012.

The fifth, sixth, seventh, eighth, ninth and tenth quarter distributions consisted solely of distributions to holders of Resolved Allowed General Unsecured Claims during the previous fiscal quarter, and holders of Allowed General Unsecured Claims who previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such informational requirements for the distribution that quarter. Because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold for each quarter, no distribution to holders of Units was made in connection with such distributions.

The eleventh quarter distribution took place on or about October 31, 2013, and consisted solely of a distribution to holders of Resolved Allowed General Unsecured Claims between June 30, 2013, and September 30, 2013, and holders of Allowed General Unsecured Claims who previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such informational requirements for the eleventh quarter distribution. Because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units was made in connection with the eleventh quarter distribution.

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

September 30, 2013

As previously disclosed in the Form 8-K filed on September 27, 2013 (the “Nova Scotia 8-K”), on September 26, 2013, the GUC Trust entered into a settlement agreement (the “Settlement Agreement”) relating to the ongoing litigation (the “Nova Scotia Matter”) to disallow, equitably subordinate or reduce certain claims filed in the bankruptcy cases of the Debtors by or on behalf of the holders of certain notes issued in 2003 by General Motors Nova Scotia Finance Company (the “Nova Scotia Notes”). The Settlement Agreement provides for, among other things, as further specified in the Nova Scotia Form 8-K, (i) the reduction and allowance of certain claims relating to the Nova Scotia Notes (the “Claims Allowance”), (ii) a special distribution to be made in respect of the allowed portion of such claims to holders of record of the Nova Scotia Notes as set forth in the Settlement Agreement (the “Settlement Distribution”) and (iii) a special distribution of excess distributable assets of the GUC Trust to be made to all holders of record of the Units as of a record date to be set after the date of the Settlement Distribution (the “Special Excess Distribution”). As specified in the Nova Scotia Form 8-K, the Settlement Agreement is subject, among other things, to the receipt of final, non-appealable approvals of its terms by each of the Bankruptcy Court and the Supreme Court of Nova Scotia, a process which is currently ongoing with respect to the Supreme Court of Nova Scotia.

As of September 30, 2013, the GUC Trust had set aside 12,179,516 shares of New GM Common Stock and 11,072,287 warrants of each class of warrant for the satisfaction of claims relating to the Nova Scotia Matter. As a result of the Claims Allowance, however, the Settlement Agreement provides for a Settlement Distribution of 6,174,015 shares of GM Common Stock, 5,612,741 warrants of each class of warrant and 1,550,000 Units. As a result, if the terms of the Settlement Agreement are ultimately approved by the the Supreme Court of Nova Scotia on a final, non-appealable basis, and if the Settlement Distribution is ultimately made, factoring in certain adjustments to the numbers of New GM Securities set aside to fund projected liquidation and administrative costs and potential income tax liabilities as a result of the Settlement Distribution, the GUC Trust currently anticipates that the Special Excess Distribution will be able to be made at the time and in the manner required by the Settlement Agreement. The precise numbers of New GM Securities to be distributed in any Special Excess Distribution are not yet determinable and will be announced only once the Settlement Distribution has been made.

(2)	Units represent the contingent right to receive, on a pro rata basis as provided in the Plan, Excess GUC Trust Distributable Assets (as described in greater detail in Sections G and H hereof). As a result of the no-action relief received from the SEC in May, 2012 (which provided that the SEC would not recommend enforcement if the Units were issued in a global transferable form but were not registered under Section 12(g) of the Securities Exchange Act of 1934, as amended), each holder of an Allowed General Unsecured Claim is issued Units issued in global form only, registered in the name of and held only through the participants of DTC, as depositary. Previous to the receipt of such no-action relief, the Units were evidenced by appropriate notation on the books and records of the GUC Trust only and were not held through DTC.

Units are issued at a ratio of one Unit for each $1,000 in amount of allowed general unsecured claim, such that if all Disputed General Unsecured Claims as of September 30, 2013 were subsequently allowed, the GUC Trust would issue approximately 34.98 million Units (inclusive of all Units previously distributed). Units in respect of general unsecured claims allowed as of the Initial Distribution were not issued until after the Effective Date. Hence, for purposes of this presentation only, Units outstanding as of the Effective Date are deemed to be zero. The 30,282,730 Units outstanding as of September 30, 2013 correlate to the $30.28 billion in allowed claims as of June 30, 2013. The Number of Units outstanding as of September 30, 2013 does not directly correspond to allowed claims as of June 30, 2013 on a 1 to 1,000 basis because 71 additional Units were issued due to rounding.

(3)	The amounts reported as GUC Trust Distributable Assets are net of liquidating distributions payable as further described in Notes 3, 4 and 5 of the Notes to the Financial Statements of the GUC Trust for the quarter ended September 30, 2013, as filed on the date hereof.

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

September 30, 2013

(4)	The categories presented under Sections C and E hereof correspond to terms defined in the GUC Trust Agreement and further described in Notes 1, 2 and 3 of the Notes to the Financial Statements of the GUC Trust for the quarter ended September 30, 2013, as filed on the date hereof.

(5)	Section 2.3(e)(i) of the GUC Trust Agreement required MLC, on behalf of the GUC Trust, to sell New GM Securities in the approximate amount of $5.75 million on, or as soon as reasonably practical after, the Effective Date of the Plan. The proceeds of this sale were required to be used to provide the initial funding for certain reporting costs of the GUC Trust (“Reporting and Transfer Costs”). In respect thereof, on May 24, 2011, MLC, on behalf of the GUC Trust, sold 87,182 shares of New GM Common Stock and 79,256 warrants of each class of warrants, resulting in cash proceeds of $5,649,328 (the “Reporting and Transfer Cash”), which proceeds were held by MLC on behalf of the GUC Trust until MLC’s dissolution on December 15, 2011. On December 15, 2011, MLC transferred, net of payments already made on account of such Reporting and Transfer Costs, $2,049,608 of these funds to the GUC Trust and $500,000 to the Avoidance Action Trust in accordance with Section 2.3 of the GUC Trust Agreement.

In addition to the initial funding of the Reporting and Transfer Costs as described above, the GUC Trust Agreement affords the GUC Trust Administrator, with the approval of the GUC Trust Monitor, the authority to set aside from distribution New GM Securities in numbers sufficient to satisfy (i) any current or projected administrative costs of the GUC Trust (the “Wind-Down Costs”) that exceed the amounts budgeted for use from the funds contributed by MLC on the Effective Date of the Plan for purposes of satisfying such Wind-Down Costs, (ii) any current or projected Reporting and Transfer Costs that exceed the then currently available Reporting and Transfer Cash, or (iii) any current or projected income tax liabilities of the GUC Trust. This process is not related to, and is separate from, the process of recognizing current and deferred income tax liabilities, as well as reserves for expected costs of liquidation in the Statement of Net Assets in Liquidation, as a matter of financial reporting. Such liabilities and reserves must be determined in accordance with the generally accepted accounting principles applicable to the GUC Trust. By contrast, the estimates of projected costs and potential income tax liabilities for which the GUC Trust may set aside New GM Securities are generally made on a more conservative (i.e. more inclusive) basis over the duration of the GUC Trust and include contingencies and amounts of potential income tax liabilities that are not permitted to be recognized under applicable accounting standards. The GUC Trust Administrator may liquidate New GM Securities that have been set aside from distribution to fund (with the required approval of the Bankruptcy Court) the current or projected Wind-Down Costs or Reporting and Transfer Costs of the GUC Trust and (with the required approval of the GUC Trust Monitor) current and projected income tax liabilities of the GUC Trust.

Beginning in the fiscal quarter ended December 2011, the GUC Trust Administrator has set aside from distribution, in accordance with Sections 6.1(b), 6.1(c), and 6.1(d) of the GUC Trust Agreement and with the approval of the GUC Trust Monitor, New GM Securities in numbers that the GUC Trust Administrator determined was necessary to satisfy current and projected Wind-Down Costs and Reporting and Transfer Costs and potential income tax liabilities of the GUC Trust (collectively, the “Set Aside Securities”). Because the GUC Trust Administrator reevaluates the projected Wind-Down Costs and Reporting and Transfer Costs and the potential income tax liabilities of the GUC Trust on a quarterly basis, and because fluctuations in the market values of the Set Aside Securities also impacts the calculations of the numbers of such securities needed to be set aside to satisfy such projected costs and potential tax liabilities, the numbers of the Set Aside Securities necessarily fluctuates over time.

On two separate occasions, once in March 2012 and again in December 2012, the GUC Trust Administrator sought and received authority from the Bankruptcy Court to liquidate Set Aside Securities for the purposes of funding then current and projected Wind-Down Costs and Reporting and Transfer Costs for the calendar years 2011 through 2013, as well as certain fees, costs and expenses of the Avoidance Action Trust (“Avoidance Action Trust Administrative Costs”) estimated for the calendar years 2012, 2013 and 2014 (collectively, the “Liquidation Orders”). In the aggregate, pursuant to the

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

September 30, 2013

Liquidation Orders, the GUC Trust liquidated (i) 538,222 shares of New GM Common Stock and 489,292 warrants of each class of warrant for the aggregate proceeds of $29,305,877 in respect of Wind-Down Costs; (ii) 276,824 shares of New GM Common Stock and 251,657 warrants of each class of warrant for the aggregate proceeds of $15,181,061 in respect of Reporting and Transfer Costs; and (iii) 269,422 shares of New GM Common Stock and 244,929 warrants of each class of warrant for the aggregate proceeds of $13,715,264 in respect of Avoidance Action Trust Administrative Costs (which amount was subsequently transferred to the Avoidance Action Trust). Copies of the Liquidation Orders are available at the Motors Liquidation Company GUC Trust website at https://www.mlcguctrust.com/.

The numbers of available Set Aside Securities are subject to inherent limitation, because of fixed total numbers of New GM Securities administered by the GUC Trust and the requirement also to set aside sufficient New GM Securities to satisfy all potential Allowed General Unsecured Claims. As disclosed in the GUC Trust’s prior SEC filings and Section 6.2(c) Reports, as part of the GUC Trust’s prior evaluations for each of the quarters ended March 31, 2013 and June 30, 2013, the numbers of Set Aside Securities for projected Wind-Down Costs and Reporting and Transfer Costs were reduced from the GUC Trust’s then-current estimates of potential future requirements to fund such costs, as a result of such limitations. In addition, during the quarter ended June 30, 2013, the numbers of Set Aside Securities for potential income tax liabilities were similarly reduced from the GUC Trust’s then-current estimates of potential future requirements to fund such liabilities, as a result of such limitations. Consequently, the last time that the Set Aside Securities fully covered the GUC Trust’s estimates of projected Wind-Down Costs and Reporting and Transfer Costs was December 31, 2012, and the last time that the Set Aside Securities fully covered the GUC Trust’s estimates of potential income tax liabilities was March 31, 2013.

Commencing with the quarter ended September 30, 2013, the GUC Trust has revised the methodology for calculating the set asides associated with Wind-Down Costs and Reporting and Transfer Costs. Previously, such calculation converted estimates of projected Wind-Down Costs and Reporting and Transfer Costs into the numbers of Set Aside Securities by dividing such estimates by the lowest closing price for the New GM Securities since December 15, 2011 (the date record ownership of the New GM Securities was transferred to the GUC Trust from MLC). Commencing with the quarter ended September 30, 2013, however, the conversion calculation was revised so that the GUC Trust’s estimates of such projected costs were instead divided by the trailing twelve month average closing prices for the New GM Securities instead of the lowest closing price since December 15, 2011. During the three months ended September 30, 2013, the numbers of Set Aside Securities for projected liquidation and administrative costs of the GUC Trust was increased by 516,090 shares of New GM Common Stock and 469,177 warrants of each class of warrants from those previously set aside as of June 30, 2013. Such overall increases were primarily as a result of the need to fully cover projected costs for which sufficient numbers of Set Aside Securities were not previously available, as a result of the prior limitations on the numbers of available Set Aside Securities described above. Such increases were partially offset by decreases that resulted from changes in the calculation methodology described above, as well as from certain other estimates relating to such costs. Accordingly, as of September 30, 2013, the GUC Trust had set aside from distribution, in the aggregate, 881,487 shares of New GM Common Stock and 801,327 warrants of each class of warrants, with an aggregate fair value of approximately $67.8 million, in order to fund projected liquidation and administrative costs of the GUC Trust.

Commencing with the quarter ended September 30, 2013, the GUC Trust also revised its methodology for calculating the numbers of Set Aside Securities for potential income tax liabilities on realized gains and future gains from the disposition of New GM Securities. Previously, this “set aside” calculation methodology estimated potential income tax liabilities by applying the applicable U.S. federal income tax rate to estimates of potential capital gains, which were arrived at by comparing the highest closing price for the New GM Securities since December 15, 2011, against the tax basis of the New GM Securities on December 15, 2011. The “set aside” calculation methodology then converted the estimate of potential income tax liabilities into the numbers of Set Aside Securities by dividing such estimate by the lowest closing market price for such securities since December 15, 2011. Just as under the prior

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

September 30, 2013

methodology, the revised “set aside” calculation methodology uses the highest closing price for the New GM Securities since December 15, 2011 in estimating the potential income tax liabilities relating to potential gains from the future disposition of New GM Securities. However, commencing with the quarter ended September 30, 2013, the conversion calculation was revised so that such estimates of potential income tax liabilities were divided by the trailing twelve month average closing prices for the New GM Securities, instead of by the lowest closing price since December 15, 2011. As a result of the foregoing quarterly reevaluation, for the three months ended September 30, 2013, the GUC Trust Administrator determined to reduce the numbers of Set Aside Securities for potential income tax liabilities by 857,286 shares of New GM Common Stock, and 779,350 warrants of each series of warrant, primarily as a result of the calculation changes described above, partially offset by an increase in the numbers of securities required to be set aside as a result of the prior limitations on the numbers of available Set Aside Securities described above. Including such reductions, as of September 30, 2013, the GUC Trust had set aside from distribution in the aggregate 7,447,810 shares of New GM Common Stock and 6,770,737 warrants of each class of warrant, with an aggregate fair value of approximately $572.7 million, in order to fund potential income tax liabilities

The GUC Trust’s calculations of the numbers of Set Aside Securities for potential income tax liabilities is made using a different methodology than that used to calculate deferred tax liabilities for financial statement purposes. In estimating potential income tax liabilities, the “set aside” calculation estimates potential capital gains as the difference between (a) the tax basis of the New GM Securities on the date of transfer of record ownership on December 15, 2011 and (b) the highest closing price of such New GM Securities since December 15, 2011. By contrast, in calculating deferred tax liabilities for purposes of financial reporting, under applicable generally accepted accounting principles, the GUC Trust calculates estimated capital gains as the difference between (a) the tax basis of the New GM Securities for financial reporting purposes and (b) the closing price of such New GM Securities as of the last trading date of the most recent fiscal quarter. During the quarter ended September 30, 2013, the GUC Trust made a determination to file its U.S. federal income tax returns, taking the tax position that beneficial ownership for a substantial majority of New GM Securities transferred from MLC to the GUC Trust on March 31, 2011, and that the tax basis of such New GM Securities should be determined with reference to the value of such securities on such date, rather than December 15, 2011. Under generally accepted accounting principles applicable to the GUC Trust, such new tax position resulted in a reduction of the net deferred tax liability by $411.6 million at September 30, 2013, compared to the balance that would have been recorded if the tax basis were determined on December 15, 2011, for all New GM Securities. Because the new tax position has not yet been sustained on examination by the Internal Revenue Service, however, the GUC Trust Administrator has determined not to revise the “set aside” calculation methodology described above unless and until the new tax position has been sustained on examination by the Internal Revenue Service.

There can be no assurance that the numbers of Set Aside Securities for projected Wind Down Costs and Reporting and Transfer Costs and potential income tax liabilities will be sufficient to fund such costs and liabilities as they are actually incurred, in particular if the market price of the New GM Securities falls below the trailing twelve month average closing prices used to convert the GUC Trust’s estimates of such projected costs and potential tax liabilities into numbers of Set Aside Securities, as described above. In addition, there can be no assurance that, as a result of future evaluations, additional numbers of New GM Securities will not need to be set aside or sold to fund additional costs and liabilities, beyond those that are currently included in the GUC Trust’s estimates, in particular as a result of fluctuations in the market price of the New GM Securities or changes in the GUC Trust’s estimates of projected costs and potential tax liabilities. For a more comprehensive list of the risks and uncertainties relating to the GUC Trust, see the disclosure below under the heading “Forward-Looking Statements” in the Form 10-Q filed on the date hereof and in Item 1A (“Risk Factors”) in the Form 10-K filed on May 21, 2013.

Motors Liquidation Company GUC Trust

Notes to Claims and Distribution Summary – Section 6.2 (c) Report

September 30, 2013

To the extent that the numbers of Set Aside Securities for projected Wind Down Costs and Reporting and Transfer Costs and potential income tax liabilities become insufficient to fund the GUC Trust’s estimates of such projected costs and potential liabilities, the GUC Trust will disclose such limitations in future filings.

(6)	Distributions to holders of Resolved Allowed General Unsecured Claims include (a) distributions such claimants would have received had their claims been allowed as of the Initial Distribution and (b) to the extent Excess GUC Trust Distributable Assets have previously been made available to Unit holders and/or are being made available at the time of the relevant distribution, additional assets in the form of New GM Securities and/or cash in respect of their being beneficiaries of certain numbers of Units.

(7)	Pursuant to the Plan, no portion of the initial distribution to claimants was made “in respect of Units”. Only subsequent distributions of Excess GUC Trust Distributable Assets are made “in respect of Units”.

As described in footnote (1) above, no distributions to holders of Units were made in connection with the Section 2.3(a) Distribution (as defined in footnote (1) above), the fourth quarter distribution, the fifth quarter distribution, the sixth quarter distribution, the seventh quarter distribution, the eighth quarter distribution, the ninth quarter distribution, the tenth quarter distribution or the eleventh quarter distribution, as the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold. Undistributed Excess GUC Trust Distributable Assets are reported in section H as Excess GUC Trust Distributable Assets set aside for distribution to holders of Units and will be held by the GUC Trust until the Special Excess Distribution or the next calendar quarter for which the amount of Excess GUC Trust Distributable Assets exceeds the Distribution Threshold.

(8)	Categorizations represent a subjective assessment by the GUC Trust as to the nature of the underlying claims based on information provided by the claimant and/or contained in the books and records of the GUC Trust. Such categorizations are subject to change at the sole discretion of the GUC Trust and without notice to any party. Amounts represented herein represent Class 3 General Unsecured Claims (as defined in the Plan). The amounts as currently ordered represent unsecured claims at either, as applicable, (i) original amounts as filed, (ii) amounts as currently reclassified or reduced by court order or (iii), amounts as allowed per executed or ordered settlement. The amounts as allowed represent Allowed Class 3 General Unsecured Claims (as defined in the Plan). The amounts as currently ordered contains a category denoted as “other” which, as of the quarter ended September 30, 2013, reflects an aggregate claim amount of $50,148,289. This “other” category consists of (i) $12,504,800 in claim amount of Disputed General Unsecured Claims that were previously disallowed by the Bankruptcy Court, but are currently subject to appeals, (ii) $148,289 in claim amount of uncategorized Allowed General Unsecured Claims and (iii) $37,495,200 in claim amount of Disputed General Unsecured Claims that is not associated with any particular claim but which has been set aside by the GUC Trust Administrator as a general claim contingency.

EXHIBIT B

MLC GUC Trust

Wind-Down

Actual vs. Approved Budget Report

($ in thousands)

		Jul - Sep 2013 Actual (1)	Jul - Sep 2013 Budget (2)	Actual o(u) Budget		Notes
				$	%
1	AlixPartners	$593.1	998.4	($405.3)	(41%)	Under budget due to efficiencies realized at this point in the case and reduced levels of claims resolution work
2	Lead Counsel	419.8	900.0	(480.2)	(53%)	Under budget due to reduced levels of claims resolution work
3	ADR	50.4	636.6	(586.2)	(92%)	Under budget due to settlements in lieu of litigation
4	Nova Scotia Litigation	459.3	845.0	(385.7)	(46%)	Timing; expense expected to occur this quarter, occurred last quarter
5	Stewart McKelvey	0.0	0.0	0.0	0%

6	Total Professional Fees	1,522.6	3,380.0	(1,857.4)	(55%)

7	Garden City Group	71.3	120.0	(48.7)	(41%)	Work related to Bankruptcy court activities lower than anticipated
8	GUC Trustee Fees - Wilmington	657.3	646.3	11.0	2%
9	GUC Trustee Legal-Gibson	357.9	200.0	157.9	79%	Over budget due to work related to the Nova Scotia settlement and various tax matters not previously anticipated
10	Monitoring Fees	357.2	360.9	(3.7)	(1%)
11	Acctg & Tax Advisors	74.9	34.9	40.0	115%	Over budget due to work related to various tax matters not previously anticipated
12	Rent/Facilities Expense	13.0	13.0	0.0	0%
13	Insurance Expense - Wind Down	0.0	0.0	0.0	0%
14	Michigan Tax on DIP Loan	0.0	0.0	0.0	0%

15	Total Other Costs	1,531.6	1,375.1	156.5	11%

16	Total GUC Trust Expenses	$3,054.2	$4,755.1	($1,700.9)	(36%)

(1) Reflective of expenses incurred and accrued for work performed during the 3 months ended September 30, 2013. Excludes any true-up from reversal of prior quarter accruals.

(2) As submitted to DIP Lenders and GUC Trust Monitor on November 29, 2012

B-1